Exhibit 99(q)

Lazard Active ETF Trust

The Lazard Funds, Inc.

Lazard Retirement Series, Inc.

Lazard Global Total Return and Income Fund, Inc.

(each, the “Fund”)

Power of Attorney

Each person whose signature appears below and who is a Director/Trustee or Officer of each of the above-listed Funds hereby constitutes and appoints Mark R. Anderson and Robert Spiro, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all Registration Statements of a Fund on Form N-1A or Form N-2, as applicable, (including post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Nathan A. Paul Nathan A. Paul	Chief Executive Officer, President and Director/Trustee	November 7, 2024
/s/ Christina Kennedy Christina Kennedy	Chief Financial Officer, Treasurer and Principal Accounting Officer	October 14, 2024
/s/ Franci J. Blassberg Franci J. Blassberg	Director/Trustee	November 7, 2024
/s/ Kenneth S. Davidson Kenneth S. Davidson	Director/Trustee	November 7, 2024
/s/ Nancy A. Eckl Nancy A. Eckl	Director/Trustee	November 7, 2024
/s/ Trevor W. Morrison Trevor W. Morrison	Director/Trustee	November 7, 2024
/s/ Richard Reiss, Jr. Richard Reiss, Jr.	Director/Trustee	November 7, 2024
/s/ Evan L. Russo Evan L. Russo	Director/Trustee	November 7, 2024
/s/ Robert M. Solmson Robert M. Solmson	Director/Trustee	November 7, 2024

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

On November 7, 2024, before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Ariela Mabourakh

Notary Public